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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: APRIL 27, 2001


                               E-STAMP CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
            DELAWARE                          0-27417                         76-0518568
(STATE OR OTHER JURISDICTION OF       [COMMISSION FILE NUMBER]             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                                         IDENTIFICATION NUMBER)
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                               2051 STIERLIN COURT
                             MOUNTAIN VIEW, CA 94043
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (650) 919-7300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On April 27, 2001, E-Stamp entered into an Asset Purchase Agreement (the "Purchase Agreement") with Stamps.com, Inc. Pursuant to the Purchase Agreement (attached hereto as Exhibit 2.1), E-Stamp sold all of its patents and patent applications to Stamps.com. E-Stamp also sold its trademarks and domain names related to its Internet postage business to Stamps.com. The total purchase price for all of the intellectual property was $7.5 million. The intellectual property includes a broad set of 31 Internet postage patents, the "E-Stamp" name and the e-stamp.com Internet domain. E-Stamp discontinued the its Internet postage operations in November of 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    Exhibits.

        2.1 Asset Purchase Agreement by and between E-Stamp Corporation and Stamps.com, Inc., dated as of April 27, 2001.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2001             E-STAMP CORPORATION



                                By:    /s/  Edward F. Malysz
                                       -----------------------------------------
                                       Edward F. Malysz
                                       Vice President and Acting Chief Financial
                                       Officer, General Counsel and Secretary

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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

2.1+ Asset Purchase Agreement by and between E-Stamp Corporation and Stamps.com, Inc., dated as of April 27, 2001.
------------

     + The registrant is seeking confidential treatment of certain portions of this exhibit from the Securities and Exchange Commission. The omitted portions have been filed separately with the Securities and Exchange Commission.